UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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BOX, INC.

(Name of Registrant as Specified In Its Charter)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 23, 2020 (March 22, 2020)

Box, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Jefferson Ave.

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(877) 729-4269

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BOX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, Box, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend the Company’s Current Reports on Form 8-K, originally filed with the Securities and Exchange Commission on March 23, 2020, April 24, 2020 and May 27, 2020 (collectively, the “Original Filings”), to disclose the subsequent appointments of Jack Lazar, Bethany Mayer and Carl Bass to committees of the Company’s board of directors (the “Board”). The initial appointments to the Board of Ms. Mayer and Messrs. Lazar and Bass were disclosed in the Original Filings. At the time of the Original Filings, the Board had not determined to which committees, if any, Ms. Mayer and Messrs. Lazar and Bass would be appointed. Except as stated herein, the Original Filings shall remain in effect.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2020, the Board approved the appointments of Bethany Mayer to serve as a member and Chair of the Compensation Committee of the Board, Jack Lazar to serve as a member of the Audit Committee of the Board, and Carl Bass to serve as a member of the Nominating and Corporate Governance Committee of the Board. The foregoing appointments will each be effective as of immediately following the Company’s annual meeting of stockholders to be held on July 15, 2020 (the “Annual Meeting”). In addition, because Messrs. Lazar and Bass are Class III directors of the Company up for election at the Annual Meeting, their appointments are contingent upon their election by the Company’s stockholders at the Annual Meeting.

ITEM 8.01	Other Events.

As a result of the committee appointments approved by the Board on June 23, 2020, immediately following the Annual Meeting, and contingent upon the election of Messrs. Lazar and Bass and Ms. Barsamian as Class III directors at the Annual Meeting, the composition of the Board’s committees will be as follows:

•	the Audit Committee of the Board will consist of Dana Evan (Chair), Jack Lazar and Kim Hammonds;

•	the Compensation Committee of the Board will consist of Bethany Mayer (Chair), Sue Barsamian, Dana Evan and Peter Leav;

•	the Nominating and Corporate Governance Committee of the Board will consist of Dana Evan (Chair), Sue Barsamian and Carl Bass; and

•	the Operating Committee of the Board will consist of Sue Barsamian (Chair), Kim Hammonds, Jack Lazar and Bethany Mayer.

Additionally, the Board approved the appointment of Dana Evan as the Company’s Lead Independent Director, effective as of immediately following the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOX, INC.

Date: June 25, 2020	By:	/s/ David Leeb
David Leeb
Chief Legal Officer and Corporate Secretary